Sub-Item 77Q1(a)

Copies of any material amendments to the registrant's charter or bylaws:

Amended Schedule B, dated February 14, 2013, to the Declaration of Trust, as filed with the Securities and  Exchange Commission on February 27, 2013(Accession Number 0001193125-13-080018).